Exhibit 23.1

                  Consent of Independent Auditors - KPMG Peat
Marwick LLP.

                  CONSENT OF INDEPENDENT AUDITORS





The Board of Directors of Newhall Management Corporation and
Partners of the Newhall Land and Farming Company:


We consent to the use of our report incorporated herein by reference.

                                              KPMG Peat Marwick LLP

Los Angeles, California
March 17, 1995